UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
              ____________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 3, 2005


                                  CENTREX, INC.
             (Exact name of registrant as specified in its charter)


                                    OKLAHOMA
         (State or other jurisdiction of incorporation or organization)


                000-32021                       73-1554121
        (Commission File Number)     (IRS Employer Identification No.)

        9202 SOUTH TOLEDO AVENUE
             TULSA, OKLAHOMA                      74137
     (principal executive offices)              (Zip Code)

                                 (918) 494-2880
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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ITEM  5.01     CHANGES  IN  CONTROL  OF  REGISTRANT.

     On February 3, 2005, a change in control of Centrex, Inc. (the "Registrant") occurred as a result of the issuance of preferred stock of the Registrant to Jeffrey W. Flannery. In consideration of the agreement by Jeffrey
W. Flannery to serve as director and officer of the Registrant, the Registrant issued to Jeffrey W. Flannery 300,000 shares of the Registrant's Series A preferred stock, 4,000,000 shares of the Registrant's Series B preferred stock, and 600,000 shares of the Registrant's Series C preferred stock. The 300,000 shares of the Registrant's Series A preferred stock issued to Jeffrey W. Flannery constitute 75 percent of the Registrant's Series A preferred stock, the 4,000,000 shares of the Registrant's Series B preferred stock issued to Jeffrey
W. Flannery constitute 100 percent of the Registrant's Series B preferred stock, and the 600,000 shares of the Registrant's Series C preferred stock issued to Jeffrey W. Flannery constitute 100 percent of the Registrant's Series C preferred stock. All of the shares issued to Jeffrey W. Flannery bear a legend restricting their disposition as required by the Securities Act of 1933, as amended.

     Pursuant to the Registrant's certificates of designation establishing Series A, B and C preferred stock, each share of the Registrant's currently issued and outstanding Series A, Series B and Series C preferred stock may be converted into one fully paid and nonassessable share of the Registrant's common stock. The shares of the Series A preferred stock have no voting rights on any matters submitted to the vote of the holders of the Registrant's common or preferred stock. On all matters submitted to a vote of the holders of the Registrant's common stock, including, without limitation, the election of directors, a holder of shares of the Series B preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series B preferred stock held by such holder multiplied by 50. On all matters submitted to a vote of the holders of the Registrant's common stock, including, without limitation, the election of directors, a holder of shares of the Series C preferred stock is entitled to the number of votes on such matters equal to the number of shares of the Series C preferred stock held by such holder multiplied by 200. Therefore, Jeffrey W. Flannery has the power to vote 320,000,000 shares of the Registrant's common stock.

     On February 1, 2005, Thomas R. Coughlin, Jr., M.D., the Registrant's then-sole director, elected Jeffrey W. Flannery as a director of the Registrant. Following the election of Jeffrey W. Flannery as a director of the Registrant, Thomas R. Coughlin, Jr., M.D., resigned as chief executive officer, chief financial officer and director of the Registrant. Effective February 1, 2005, Jeffrey W. Flannery and Michael Corrigan were appointed officers of the Registrant, as described more fully in Item 5.02 of this Current Report.

     There are no arrangements or understandings among members of both the former and the new control groups and their associates with respect to election of directors or other matters, known to the Registrant, the operation of which may at a subsequent date result in a change of control of the Registrant.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     On February 1, 2005, Thomas R. Coughlin, Jr., M.D., the Registrant's then-sole director, elected Jeffrey W. Flannery as a director of the Registrant. Following the election of Jeffrey W. Flannery as a director of the Registrant, Thomas R. Coughlin, Jr., M.D., resigned as chief executive officer, chief financial officer and director of the Registrant. There were no disagreements between the Registrant and Thomas R. Coughlin, Jr., M.D.

     Effective February 1, 2005, Jeffrey W. Flannery and Michael Corrigan were appointed officers of the Registrant. Consequently, as of the date of this Current Report, the Registrant has the following officers:

           NAME                                   OFFICE
   Jeffrey W. Flannery       Chief executive officer, chief financial officer
                                  and chairman of the board of directors

    Michael Corrigan                            Secretary


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2005          CENTREX, INC.


                                 By /s/ Jeffrey W. Flannery
                                    --------------------------------------------
                                    Jeffrey W. Flannery, Chief Executive Officer


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